As filed with the Securities and Exchange Commission on December 30, 2022

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAINZ BIOMED N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Mainz Biomed N.V.
Robert Koch Strasse 50
55129 Mainz
Germany
Telephone: +49 6131 5542860

(Address of principal executive offices, including zip code, and telephone number, including area code)

Vcorp Services, LLC
25 Robert Pitt Drive, Suite 204
Monsey, NY 10952
Telephone:

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copy to:

William Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Tim Dockery, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue
New York, New York 10022
Telephone: (212) 588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale of such indeterminate number of ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares or units consisting of our ordinary shares, preferred shares and/or warrants of up to a maximum aggregate offering price of $150,000,000; and

●	a sales agreement prospectus covering the offering, issuance and sale of up to a maximum aggregate offering of $50,000,000 of our ordinary shares that may be issued and sold under a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The prospectus relating to the sales agreement immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold by the Company under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the Company under the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co., any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2022

PROSPECTUS

$150,000,000

Ordinary Shares

Preferred Shares

Warrants

Units

We may offer, from time to time, in one or more offerings, ordinary shares, preferred shares, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement of free writing prospectus before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “MYNZ”. On December 27, 2022, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $7.04 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of December 27, 2022, was approximately $116 million, which was calculated based on 12,400,112 ordinary shares held by non-affiliates and the per ordinary share price of $9.38, which was the closing price of our ordinary shares on Nasdaq on November 18, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                 , 2022

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $150,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to the term(s) “we”, “us”, “our”, “Company”, and “our company”, refer to Mainz Biomed N.V., a Dutch public company with limited liability (naamloze vennootschap), either alone or together with our consolidated subsidiaries as the context requires.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a molecular genetics cancer diagnostic company formed in 2021 to acquire PharmGenomics GmbH (“PharmGenomics”) with the purpose of commercializing their product portfolio in Europe and the United States. PharmGenomics, a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following products and product candidates:

●	ColoAlert, a colorectal cancer (“CRC”) screening stool DNA (“deoxyribonucleic acid”) test licensed from ColoAlert AS and sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Products and Product Candidates

We strive to make the diagnosis of various diseases more effective by using the latest genetic diagnostic technologies. Enabling earlier detection of these diseases allows for earlier and better therapy for affected individuals. In addition to offering the CRC screening test, ColoAlert, we are currently developing two product candidates, PancAlert and GenoStrip. We aim to use known and existing biomarkers (concepts) in applicable and reliable diagnostic tools.

ColoAlert

We offer a CRC screening test, ColoAlert. We believe that molecular genetic stool tests like ColoAlert increase the low participation rate in CRC screening and shift the detection of CRC to an earlier point of time which, in turn, increases the likelihood of successful treatment of the cancer. ColoAlert is currently offered primarily in German-speaking countries due to the geographical location of our offices and facilities. In Germany alone, more than 31 million people are older than the suggested screening age of 50, resulting in a total available market of over 10 million tests per year, based on a screening interval of three years. Over 5 million of them are privately insured and eligible for complete reimbursement.

ColoAlert is a multitarget test in which the stool sample is analyzed for genetic anomalies as well as for the presence of hidden blood, which is often called occult blood. The genetic markers were chosen to complement the diagnostic accuracy of the occult blood test and lead to an increased clinical added value.

We target individuals covered by national CRC screening programs. Most screening programs recommend CRC screening starting at age 50. However, a trend exists to further lower the screening age. For example, the FDA recently recommended CRC screening starting at age 45.

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We license the ColoAlert test from a Norwegian research and development company, ColoAlert AS, pursuant to an exclusive licensing agreement dated January 1, 2019. Pursuant to the terms of our license, we pay ColoAlert AS 50% of the net profit that we generate from the ColoAlert test, in addition to a protection fee of €5 per test sold. The licensing agreement has no fixed term but will be terminated if the quarterly fee paid to ColoAlert AS is less than €25,000 for each of the quarters ending on or prior to December 31, 2022 and €250,000 per quarter thereafter. On February 11, 2021, we obtained an option exercisable for three years to acquire the intellectual property for the ColoAlert test for (i) either a one-time cash payment of €2,000,000 or a €4,000,000 payment in ordinary shares at the valuation of our most recent financing plus (ii) a lifetime royalty payment of €3 per ColoAlert test sold. If we opt to make the one-time payment in cash, ColoAlert AS has the right to require us to pay the €2,000,000 in ordinary shares at the valuation of our most recent financing.

In the European Union, ColoAlert is a CE-IVD registered product under the current In-Vitro Diagnostics Directive 98/79 /EC (“IVD-D”). Starting on May 26, 2022, IVD products in the European Union will be regulated by the In-Vitro Diagnostics Regulation, EU 2017/746 (“IVD-R”), which replaces the IVD-D. We are currently evaluating the necessary steps to meet the upcoming regulations for our ColoAlert product. ColoAlert is currently validated on the Roche LightCycler 480 II and Roche Lightcycler 2.0. Mainz BioMed is planning to validate the test on additional real time PCR instruments used in many laboratories worldwide to allow a potential faster market penetration.

We manufacture the ColoAlert IVD test kits at our facility in Mainz, Germany.

In January 2022, we entered into a Technology Rights Agreement related a portfolio of novel mRNA biomarkers developed at the Université de Sherbrooke (the “UdeS Biomarkers”. Pursuant to the agreement, we acquired an exclusive unilateral option to acquire an exclusive license to the UdeS Biomarkers in exchange for a payment of €10,000 and an agreement to pay for the prosecution and maintenance of certain intellectual property relating to the UdeS Biomarkers. The option to license the technology is for one year, which period can be extended at our sole discretion for six additional months (the “Option Period”).

The UdeS Biomarkers are five gene expression biomarkers which have demonstrated a high degree of effectiveness in detecting CRC lesions including advanced adenomas (“AA”), a type of pre-cancerous polyp often attributed to this deadly disease. In a UdeS sponsored study evaluating these biomarkers,5 study results achieved overall sensitivities of 75% for AA and 95% for CRC, respectively, for a 96% specificity outcome.

We have a license during the Option Period to use the UdeS Biomarkers to further analyze their sensitivity and specificity. Depending on positive results from these further studies, we intend to exercise the option to license the UdeS Biomarkers for future integration into ColoAlert. If we exercise the option, we will pay the licensor a royalty on all products incorporating the UdeS Biomarkers and we will pay for the prosecution and maintenance of patents relating to the UdeS Biomarkers.

PancAlert

We are in the early stages of developing PancAlert, a stool-based screening test for the detection of pancreatic cancer. According to the Global Cancer Observatory, pancreatic cancer was diagnosed in over 460,000 patients worldwide in 2018.6 Due to the asymptomatic early stages, in most cases this disease is detected too late, making pancreatic cancer one of the most lethal malignant neoplasms with over 430,000 annual deaths in 2018 according to the Global Cancer Observatory.

Our goal is to make PancAlert the world’s first pancreatic cancer screening test based on Real-Time PCR-based multiplex detection of molecular-genetic biomarkers in stool samples. The most promising candidates for disease-specific biomarkers to date are KRAS, mBMP3, NDRG4, and GNAS codon 201. In addition, the platform technology used will enable simple integration of further biomarkers if indicated. The analysis of the results will be additionally facilitated by a specialized IT solution. Although we have conducted some in house clinical trials, we do not expect this to become a commercially available product in the near future, if at all. If further clinical studies show promising results, we intend to start developing an IVD-R and FDA approvable product for the European and U.S. market.

As we are in the early stages of development and have only commenced preclinical trials, we cannot be sure that at this time that PancAlert will ever receive the necessary governmental approvals for us to offer an actual product or that it will be commercially viable if we do. If we do create a commercially viable product, it may not be in the near-term, and our revenues may be wholly reliant on ColoAlert until we do.

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Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Emerging Growth Company

We qualify as an Emerging Growth Company (“EGC”), as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 20-F) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

The Securities We May Offer

We may offer ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares or units consisting of our ordinary shares, preferred shares and/or warrants up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer ordinary shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, or exercise, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

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THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding overallotment options, if any; and

●	the net proceeds to us.

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in:

●	the applicable prospectus supplement,

●	any related free writing prospectus,

●	our most recent Annual Report on Form 20-F and

●	any subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety,

together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DIVIDEND POLICY

Under Dutch law, we may only pay dividends following the closing of the offering to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. Subject to such restrictions, the amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors.

Our articles of association prescribe that profits in any financial year will be distributed first to holders of our preferred shares, if any are outstanding. Any remaining profits may be reserved by our Board of Directors.

We have not adopted a formal dividend policy with respect to future dividends. We may adopt such a policy in the future.

OFFER AND LISTING DETAILS

We may offer and issue from time-to-time ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares and units, or any combination thereof, up to an aggregate initial offering price of up to $150,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

Our ordinary shares are currently listed on the Nasdaq under the symbol “MYNZ”. Since our initial public offering on November 4, 2021 until December 27, 2022, the closing bid price of our ordinary shares has ranged from a low closing bid price of $6.20 to a high of $27.50.

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DESCRIPTION OF CAPITAL Stock

The following description of our Articles of Association is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the articles of association.

Overview

We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and on November 9, 2021 we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82122571. We have our corporate seat is in Amsterdam, the Netherlands and our registered office is at Robert-Koch Strasse 50, 55129 Mainz, Federal Republic of Germany.

The securities to be sold in this offering will be subject to, and will have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law.

Board of Directors

We have a one-tier board structure. The board of directors of the Company (the “Board of Directors”) consists of two executive directors and five non-executive directors. The Board of Directors shall consist of such number of executive Directors as the Board of Directors may determine.

The Board of Directors will be charged with the management of the company. In fulfilling their duties, our directors will serve the interest of the company and the business connected with it. The executive directors and the executive committee are charged with the day-to-day management of the company. Supervision of the fulfilment of duties by the executive directors and of the general course of the company’s affairs and the business connected with it will primarily be carried out by the non-executive directors. The executive directors must in due time provide the non-executive directors with the information they need to carry out their duties.

Our directors will be elected by the general meeting upon a binding nomination. The Board of Directors will be authorized to nominate one or more director candidates for appointment at the general meeting. The general meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

The general meeting may at any time suspend and dismiss a non-executive director or executive director. The general meeting may only adopt a resolution to suspend or dismiss a non-executive director or executive director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, unless the resolution is adopted on the basis of a proposal of the Board of Directors.

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Our authorized share capital consists of 45,000,000 ordinary shares with a nominal value of EUR 0.01 per share and 5,000,000 preferred shares with a nominal value of EUR 0.01 per share. The preferred shares are divided into five series, each consisting of 1,000,000 preferred shares. Currently there are no preferred shares outstanding.

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The number of ordinary shares included in the authorized share capital may be decreased and the number of preferred shares included in the authorized share capital may be increased pursuant to a resolution of the Board of Directors by a number not exceeding the number of ordinary shares included in the authorized share capital which have not been issued and which are not subject to any rights to subscribe for ordinary shares.

The preferred shares may, at the request of the holder, be converted into ordinary shares. The conditions for conversion and the further terms and conditions related to the preferred shares will be determined by our Board of Directors, subject to the prior approval of our general meeting and the meeting of holders of the series of preferred shares concerned, if such series of preferred shares has been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Issuance of shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026, to issue ordinary shares and preferred shares up to the amount of the authorized share capital (from time to time).

Pre-emptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have pre-emptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the pre-emptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our Board of Directors to limit or exclude the pre-emptive rights in respect of newly issued ordinary shares. Such authorization for our Board of Directors can be granted and extended, in each case for a period not exceeding five years.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026 to limit or exclude pre-emptive rights on ordinary shares.

Pre-emptive rights do not exist with respect (a) to the issue of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, (b) the issue of ordinary shares against a contribution other than cash, and (c) preferred shares to be issued. A holder of preferred shares has no pre-emptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Our articles of association provide that, if one or more ordinary shares or preferred shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States the laws of the State of New York will apply to the property law aspects of the ordinary shares and preferred shares included in the part of the register of shareholders kept by the relevant transfer agent.

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Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares and preferred shares are in registered form.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

●	such ordinary shares are fully paid-up;

●	such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

●	immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our Board of Directors to do so. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual general meeting, we expect that our Board of Directors, will place on the agenda a proposal to re-authorize our Board of Directors to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares acquired by it.

A resolution of the general meeting has irrevocably authorized our Board of Directors for a period of 18 months to resolve for us to acquire fully paid-up ordinary shares up to the maximum number of ordinary shares permitted pursuant to the law and our articles of association from time to time, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that (i) for open market or privately negotiated repurchases, the market price will be the last closing price for ordinary shares on the Nasdaq Stock Market prior to the transaction, (ii) for self-tender offers, the market price will be the volume weighted average price for the ordinary shares on the Nasdaq Capital Market during a period, determined by the Board of Directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price will be the volume weighted average price of the ordinary shares on the Nasdaq Capital Market over the term of the arrangement. The volume weighted average price for any number of trading days will be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Pursuant to a resolution of the general meeting dated November 1, 2021, our Board of Directors is furthermore irrevocably authorized for a period of 18 months, commencing on November 9, 2021, to resolve for us to acquire fully paid up preferred shares up to the maximum number of preferred shares permitted pursuant to the law and our articles of association from time to time and that preferred shares may be acquired through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the preferred shares up to the higher of (i) the amount that would be paid by us upon cancellation of such preferred shares in accordance with the relevant provisions of our articles of association and (ii) one hundred and ten percent (110%) of the market price of the ordinary shares into which the preferred shares may be converted in accordance with the applicable provisions of our articles of association, whereby the market price shall be determined in the manner as set out in our articles of association.

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Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our Board of Directors to reduce our issued share capital by (i) cancelling ordinary shares and preferred shares or (ii) reducing the nominal value of the ordinary shares and preferred shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to (i) shares held by us or in respect of which we hold the depository receipts, or (ii) all preferred shares of a particular series. In order to be approved by our general meeting, a resolution to reduce the capital requires approval of a majority of the votes cast at a general meeting if at least half of the issued share capital is represented at such meeting or at least two thirds of the votes cast, if less than half of the issued share capital is represented at such meeting.

Reduction of the nominal value of shares without repayment shall be effected proportionally to all ordinary shares and preferred shares. The requirement of proportionality may be waived by agreement of all shareholders concerned.

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of its financial year. A general meeting will also be held within three months after our Board of Directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board of Directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our Board of Directors may convene additional extraordinary general meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors has not taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on Board of Directors. In addition, the agenda for a general meeting includes such additional items as determined by our Board of Directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholders’ meeting is held. Under our articles of association, certain items can only be put on the agenda as a voting item by our Board of Directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

We will give notice of each general meeting by publication on its website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

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Pursuant to our articles of association and Dutch law, our Board of Directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our Board of Directors in accordance with our articles of association and as set forth in the convening notice.

Our general meeting will be presided over by the chairman of our Board of Directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he or she is present at the meeting. If the chairman of our Board of Directors is absent and he or she has not charged another person to preside over the meeting in his or her place, the directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which its or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by an absolute majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our Board of Directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our Board of Directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend the articles of association requires an absolute majority of the votes cast.

Dissolution and liquidation

Our shareholders may at a general meeting, based on a proposal by our Board of Directors, by means of a resolution passed by an absolute majority of the votes cast resolve that the Company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

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Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our Board of Directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

●	a transfer of all or materially all of its business to a third party;

●	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

●	the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

The company may only make distributions to its shareholders if its equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to Dutch law.

Under our articles of association, any profits or distributable reserves must first be applied to pay a dividend on the preferred shares, if outstanding. Any amount remaining out of distributable profits is added to our reserves as our Board of Directors determines. After reservation by our Board of Directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our Board of Directors. Our Board of Directors is permitted, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

The general meeting may determine that distributions will be made in whole or in part in the form of shares or a currency other than the Euro, provided on the proposal of the Board of Directors. The Company shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to the company (verjaring).

Transfer Agent and Registrar

The transfer agent for our ordinary shares is Transhare Corporation. Transhare Corporation’s telephone number and address is (303) 662-1112 and 17755 US Hwy 19 N, Clearwater, FL 33764.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares or preferred shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of ordinary shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

●	the date, if any, on and after which the warrants, preferred shares or ordinary shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of our Company.

Each warrant will entitle its holder to purchase the principal amount of the number of ordinary shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares or preferred shares, if any.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

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We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on June 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on July 1, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 7, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 28, 2022;

●	Current Report on Form 6-K furnished to the SEC on November 4, 2022; and

●	Current Report on Form 6-K furnished to the SEC on December 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at Mainz Biomed N.V., Robert Koch Strasse 50, 55129 Mainz, Germany or by calling +49 6131 5542860.

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MATERIAL CHANGES

There have been no material changes which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report on from 20-F to security holders and which have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference herein.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. CMS Derks Star Busmann N.V. is acting as counsel to our company regarding Dutch securities law matters. The current address of CMS Derks Star Busmann N.V. is Atrium, Parnassusweg 737, 1077 DG Amsterdam, Netherlands.

EXPERTS

The financial statements of Mainz Biomed, N.V. as of December 31, 2021 and 2020, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes included in this prospectus and registration statement have been so included in reliance on the report of BF Borgers CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. BF Borgers CPA P.C. has offices at 5400 W Cedar Ave, Lakewood, CO 80226. Their telephone number is (303) 953-1454.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2022

PROSPECTUS

Up to $50,000,000

Ordinary Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., together referred to herein as the Sales Agent, relating to our ordinary shares, nominal value €0.01 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, acting as our agent or principal.

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “MYNZ.” On December 27, 2022, the last reported sale price of our ordinary shares was $7.04 per share.

Sales of our ordinary shares, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of ordinary shares sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page 10 for additional information regarding the compensation payable to the Sales Agent.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary–Emerging Growth Company.”

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer shares of our ordinary shares having an aggregate offering price of up to $150,000,000. Under this prospectus, we may offer our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our ordinary shares in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, unless the context suggests otherwise, the terms “Mainz Biomed N.V.,” “the company,” “we,” “us,” “our” and similar references refer to Mainz Biomed N.V.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a molecular genetics cancer diagnostic company formed in 2021 to acquire PharmGenomics GmbH (“PharmGenomics”) with the purpose of commercializing their product portfolio in Europe and the United States. PharmGenomics, a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following products and product candidates:

●	ColoAlert, a colorectal cancer (“CRC”) screening stool DNA (“deoxyribonucleic acid”) test licensed from ColoAlert AS and sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Products and Product Candidates

We strive to make the diagnosis of various diseases more effective by using the latest genetic diagnostic technologies. Enabling earlier detection of these diseases allows for earlier and better therapy for affected individuals. In addition to offering the CRC screening test, ColoAlert, we are currently developing two product candidates, PancAlert and GenoStrip. We aim to use known and existing biomarkers (concepts) in applicable and reliable diagnostic tools.

ColoAlert

We offer a CRC screening test, ColoAlert. We believe that molecular genetic stool tests like ColoAlert increase the low participation rate in CRC screening and shift the detection of CRC to an earlier point of time which, in turn, increases the likelihood of successful treatment of the cancer. ColoAlert is currently offered primarily in German-speaking countries due to the geographical location of our offices and facilities. In Germany alone, more than 31 million people are older than the suggested screening age of 50, resulting in a total available market of over 10 million tests per year, based on a screening interval of three years. Over 5 million of them are privately insured and eligible for complete reimbursement.

ColoAlert is a multitarget test in which the stool sample is analyzed for genetic anomalies as well as for the presence of hidden blood, which is often called occult blood. The genetic markers were chosen to complement the diagnostic accuracy of the occult blood test and lead to an increased clinical added value.

We target individuals covered by national CRC screening programs. Most screening programs recommend CRC screening starting at age 50. However, a trend exists to further lower the screening age. For example, the FDA recently recommended CRC screening starting at age 45.

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We license the ColoAlert test from a Norwegian research and development company, ColoAlert AS, pursuant to an exclusive licensing agreement dated January 1, 2019. Pursuant to the terms of our license, we pay ColoAlert AS 50% of the net profit that we generate from the ColoAlert test, in addition to a protection fee of €5 per test sold. The licensing agreement has no fixed term but will be terminated if the quarterly fee paid to ColoAlert AS is less than €25,000 for each of the quarters ending on or prior to December 31, 2022 and €250,000 per quarter thereafter. On February 11, 2021, we obtained an option exercisable for three years to acquire the intellectual property for the ColoAlert test for (i) either a one-time cash payment of €2,000,000 or a €4,000,000 payment in ordinary shares at the valuation of our most recent financing plus (ii) a lifetime royalty payment of €3 per ColoAlert test sold. If we opt to make the one-time payment in cash, ColoAlert AS has the right to require us to pay the €2,000,000 in ordinary shares at the valuation of our most recent financing.

In the European Union, ColoAlert is a CE-IVD registered product under the current In-Vitro Diagnostics Directive 98/79 /EC (“IVD-D”). Starting on May 26, 2022, IVD products in the European Union will be regulated by the In-Vitro Diagnostics Regulation, EU 2017/746 (“IVD-R”), which replaces the IVD-D. We are currently evaluating the necessary steps to meet the upcoming regulations for our ColoAlert product. ColoAlert is currently validated on the Roche LightCycler 480 II and Roche Lightcycler 2.0. Mainz BioMed is planning to validate the test on additional real time PCR instruments used in many laboratories worldwide to allow a potential faster market penetration.

We manufacture the ColoAlert IVD test kits at our facility in Mainz, Germany.

In January 2022, we entered into a Technology Rights Agreement related a portfolio of novel mRNA biomarkers developed at the Université de Sherbrooke (the “UdeS Biomarkers”. Pursuant to the agreement, we acquired an exclusive unilateral option to acquire an exclusive license to the UdeS Biomarkers in exchange for a payment of €10,000 and an agreement to pay for the prosecution and maintenance of certain intellectual property relating to the UdeS Biomarkers. The option to license the technology is for one year, which period can be extended at our sole discretion for six additional months (the “Option Period”).

The UdeS Biomarkers are five gene expression biomarkers which have demonstrated a high degree of effectiveness in detecting CRC lesions including advanced adenomas (“AA”), a type of pre-cancerous polyp often attributed to this deadly disease. In a UdeS sponsored study evaluating these biomarkers,5 study results achieved overall sensitivities of 75% for AA and 95% for CRC, respectively, for a 96% specificity outcome.

We have a license during the Option Period to use the UdeS Biomarkers to further analyze their sensitivity and specificity. Depending on positive results from these further studies, we intend to exercise the option to license the UdeS Biomarkers for future integration into ColoAlert. If we exercise the option, we will pay the licensor a royalty on all products incorporating the UdeS Biomarkers and we will pay for the prosecution and maintenance of patents relating to the UdeS Biomarkers.

PancAlert

We are in the early stages of developing PancAlert, a stool-based screening test for the detection of pancreatic cancer. According to the Global Cancer Observatory, pancreatic cancer was diagnosed in over 460,000 patients worldwide in 2018.6 Due to the asymptomatic early stages, in most cases this disease is detected too late, making pancreatic cancer one of the most lethal malignant neoplasms with over 430,000 annual deaths in 2018 according to the Global Cancer Observatory.

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Our goal is to make PancAlert the world’s first pancreatic cancer screening test based on Real-Time PCR-based multiplex detection of molecular-genetic biomarkers in stool samples. The most promising candidates for disease-specific biomarkers to date are KRAS, mBMP3, NDRG4, and GNAS codon 201. In addition, the platform technology used will enable simple integration of further biomarkers if indicated. The analysis of the results will be additionally facilitated by a specialized IT solution. Although we have conducted some in house clinical trials, we do not expect this to become a commercially available product in the near future, if at all. If further clinical studies show promising results, we intend to start developing an IVD-R and FDA approvable product for the European and U.S. market.

As we are in the early stages of development and have only commenced preclinical trials, we cannot be sure that at this time that PancAlert will ever receive the necessary governmental approvals for us to offer an actual product or that it will be commercially viable if we do. If we do create a commercially viable product, it may not be in the near-term, and our revenues may be wholly reliant on ColoAlert until we do.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Summary of Selected Risk Factors Associated with Our Business

The following is a summary of the principal risks associated with an investment in our ordinary shares:

●	We are an early revenue stage company and have incurred operating losses since inception, and we do not know when we will attain profitability. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

●	Terms of subsequent financings may adversely impact your investment.

●	Our inability to manage growth could harm our business.

●	We substantially depend upon our management.

●	Failure of our internal controls over financial reporting could harm our business and financial results.

●	You may face difficulties protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Netherlands, a substantial portion of our assets are in the European Union and a majority of our directors and executive officers reside outside the United States.

●	Global economic conditions could materially adversely impact demand for our products and services.

●	Changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

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●	Fluctuations in currency exchange rates may significantly impact our results of operations.

●	We may fail to generate sufficient revenue from our relationships with our clients or laboratory partners to achieve and maintain profitability.

●	Our success depends heavily on our ColoAlert screening tests.

●	Sales of our diagnostic tests could be adversely impacted by the reluctance of physicians to adopt the use of our tests and by the availability of competing diagnostic tests.

●	We may not succeed in establishing, maintaining and strengthening ColoAlert and other brands associated with Mainz Biomed’s products, which would materially and adversely affect acceptance of our diagnostic tests, and our business, revenues and prospects.

●	We might decide not to incorporate the UdeS Biomarkers after we conclude additional studies on such biomarkers.

●	We may face technology transfer challenges and expenses in adding new tests to our portfolio and in expanding our reach into new geographical areas.

●	If third party payors do not provide reimbursement, breach, rescind or modify their contracts or reimbursement policies or delay payments for our tests, or we are unable to successfully renegotiate reimbursement contracts, our commercial success could be compromised.

●	We may depend on possible future collaborations to develop and commercialize many of our diagnostic test candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.

●	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could create undue competition and pricing pressures. There is no certainty that any future patent applications will result in the issuance of patents or that issued patents, if we receive any, will be deemed enforceable.

●	Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

●	Results of FDA required studies may not create desired clinical performance resulting in follow-on studies delaying the launch of the product in the US.

●	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violations of these requirements could harm our business.

●	Our business is subject to various complex laws and regulations. We could be subject to significant fines and penalties if we or our partners fail to comply with these laws and regulations.

●	We will have to maintain facilities, or maintain relationships with third party laboratories, for the manufacture and use of diagnostic tests. Our ability to provide services and pursue our research and development and commercialization efforts may be jeopardized if these facilities were to be harmed or rendered inoperable.

●	We anticipate being required to obtain regulatory approval of our diagnostic test products to enter new markets.

●	We are required to comply with national, regional and local laws governing the privacy of health information, and any failure to comply with these laws could result in material criminal and civil penalties.

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●	The market price of our ordinary shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

●	You may experience dilution of your ownership interests if we issue additional ordinary shares or preferred shares.

●	Volatility in our ordinary shares price may subject us to securities litigation.

●	If we are, or were to become, a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, U.S. investors in our ordinary shares would be subject to certain adverse U.S. federal income tax consequences.

●	Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

●	You may experience immediate and substantial dilution.

●	You may experience future dilution as a result of future equity offerings.

●	It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

●	The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Emerging Growth Company

We qualify as an Emerging Growth Company (“EGC”), as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 20-F) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

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THE OFFERING

Ordinary shares offered by us	Ordinary shares, nominal value €0.01 per share, with an aggregate sale price of up to $50,000,000.

Ordinary shares to be outstanding after this offering	Up to 21,595,246 shares, assuming the sale of 7,102,273 ordinary shares in this offering at a public offering price of $7.04 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on December 27, 2022, for gross proceeds of $50,000,000. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent. See “Plan of Distribution” on page 10.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, as described in “Use of Proceeds” on page 9.

Risk Factors	Investment in our securities involves a high degree of risk. You should read the “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

Nasdaq Capital Market trading symbol	“MYNZ”

The number of our shares of ordinary shares outstanding after this offering is based on 14,492,973 shares of ordinary shares outstanding as of December 27, 2022, and excludes:

●	2,394,150 ordinary shares issuable upon the exercise of outstanding stock options as of December 27, 2022, with a weighted-average exercise price of $7.18 per share;

●	3,387,500 ordinary shares issuable upon the exercise of outstanding warrants as of December 27, 2022, with a weighted-average exercise price of $3.10 per share; and

●	405,850 ordinary shares reserved for future issuance under our 2021 and 2022 Omnibus Incentive Plans.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in any related free writing prospectus, our most recent Annual Report on Form 20-F and any subsequent filings with the SEC which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Relating to the Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for research and development (primarily for the further development of ColoAlert and PancAlert), clinical studies for FDA approval of ColoAlert, marketing and sales and for general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. Although we currently have no agreements, commitments or obligations to do so, we evaluate such opportunities and engage in related discussions with third parties from time to time.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our ordinary shares.

You may experience immediate and substantial dilution.

If you invest in our ordinary shares, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share immediately after this offering. Our net tangible book value as of June 30, 2022, was approximately $23.8 million, or $1.64 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of ordinary shares outstanding as of June 30, 2022. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. The exercise of outstanding stock options and warrants may also result in further dilution of your investment.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell ordinary shares at any time throughout the term of the sales agreement. The number of shares that are sold through or to the Sales Agent, if any, after our instruction will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our ordinary shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

The amount of proceeds from this offering depends upon the number of ordinary shares sold and the market price at which they are sold. We may not be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering, if any, for research and development (primarily for the further development of ColoAlert and PancAlert), clinical studies for FDA approval of ColoAlert, marketing and sales and for general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. Although we currently have no agreements, commitments or obligations to do so, we evaluate such opportunities and engage in related discussions with third parties from time to time.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share after this offering.

Our historical net tangible book value as of June 30, 2022 was $23.8 million, or $1.64 per share. Our historical net tangible book value represents our total tangible assets less total liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of our ordinary shares outstanding as of June 30, 2022.

After giving effect to the sale of $50,000,000 of ordinary shares in this offering at an assumed public offering price of $7.04 per share, which was the closing price of our ordinary shares as reported on the Nasdaq Capital Market on December 27, 2022, and after deducting offering commissions and expenses payable by us, our net tangible book value as of June 30, 2022, would have been $72.0 million, or $3.33 per share. This represents an immediate increase in net tangible book value of $1.69 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.71 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$7.04
Net tangible book value per share as of June 30, 2022	$1.64
Increase in net tangible book value per share attributable to new investors in offering	1.69
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering		3.33
Dilution per share to new investors		$(3.71)

The number of our ordinary shares outstanding after this offering is based on 14,482,973 ordinary shares outstanding as of June 30, 2022, and excludes:

●	10,000 ordinary shares issued since June 30, 2022;

●	2,394,150 ordinary shares issuable upon the exercise of outstanding stock options as of December 27, 2022, with a weighted-average exercise price of $7.18 per share;

●	3,387,500 ordinary shares issuable upon the exercise of outstanding warrants as of December 27, 2022, with a weighted-average exercise price of $3.10 per share; and

●	405,850 ordinary shares reserved for future issuance under our 2021 Omnibus Incentive Plan.

To the extent that any of these outstanding options and warrants are exercised there will be further dilution to new investors.

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PLAN OF DISTRIBUTION

We have entered into the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Sales Agent”) under which we may issue and sell from time to time up to $50,000,000 of our ordinary shares to or through the Sales Agent, as agent or principal. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may offer and sell shares of our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Sales Agent not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay the Sales Agent commissions, in cash, for its services in acting as agent or principal in the sale of our ordinary shares. The Sales Agent is entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $75,000 in connection with the filing of the Sales Agreement with the SEC and $15,000 per calendar quarter thereafter in connection with any updates at the time of certain filings as described in the Sales Agreement. We estimate that the total expenses for the offering under this prospectus, excluding compensation and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $300,000.

Settlement for sales of ordinary shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent (and its partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

This offering of ordinary shares pursuant to the Sales Agreement will terminate upon the termination or expiration of the Sales Agreement as permitted therein.

We have also entered into a separate capital markets advisory agreement with Cantor Fitzgerald & Co. dated April 29, 2022, pursuant to which Cantor Fitzgerald & Co. has received customary fees and expenses. The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

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LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. CMS Derks Star Busmann N.V. is acting as counsel to our company regarding Dutch securities law matters and will pass upon the validity of the ordinary shares offered hereby. The current address of CMS Derks Star Busmann N.V. is Atrium, Parnassusweg 737, 1077 DG Amsterdam, Netherlands. The Sales Agent is being represented by Duane Morris LLP, New York, New York, in connection with this offering.

EXPERTS

The financial statements of Mainz Biomed, N.V. as of December 31, 2021 and 2020, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes included in this prospectus and registration statement have been so included in reliance on the report of BF Borgers CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. BF Borgers CPA P.C. has offices at 5400 W Cedar Ave, Lakewood, CO 80226. Their telephone number is (303) 953-1454.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares that we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 20-F and Current Reports on Form 6-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the section of our website titled “Investors”. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.mainzbiomed.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on June 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on July 1, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 7, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 28, 2022;

●	Current Report on Form 6-K furnished to the SEC on November 4, 2022; and

●	Current Report on Form 6-K furnished to the SEC on December 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at Mainz Biomed N.V., Robert Koch Strasse 50, 55129 Mainz, Germany or by calling +49 6131 5542860.

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$50,000,000

MAINZ BIOMED, N.V.

Ordinary Shares

PROSPECTUS

Cantor

            , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Dutch law, members of the board of directors may be liable to the registrant for damages in the event of improper or negligent performance of their duties. They may be jointly and severally liable for damages to the registrant and third parties for infringement of our Articles of Association or certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities.

Pursuant to the registrant’s articles of association, to the fullest extent permitted by Dutch law, the following shall be reimbursed to the indemnified officers:

(a)	the costs of conducting a defense against claims, also including claims by the Company and its group companies, as a consequence of any acts or omissions in the fulfilment of their duties or any other duties currently or previously performed by them at the company’s request;

(b)	any damages or financial penalties payable by them as a result of any such acts or omissions;

(c)	any amounts payable by them under settlement agreements entered into by them in connection with any such acts or omissions;

(d)	the costs of appearing in other legal proceedings in which they are involved as directors or former directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf;

(e)	any taxes payable by them as a result of any reimbursements in accordance with the articles of association.

An indemnitee shall not be entitled to reimbursement if and to the extent that:

(a)	it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that the act or omission of the Indemnitee may be characterized as intentional, deliberately reckless or grossly negligent conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(b)	the costs or financial loss of the Indemnitee are covered by an insurance and the insurer has paid out the costs or financial loss.

The description of indemnity herein is merely a summary of the provisions in the registrant’s articles of association described above, and such description shall not limit or alter the mentioned provisions in the articles of association or other indemnification agreements.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

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Item 9. Exhibits

The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

1.2+	Form of Sales Agreement, dated December 30, 2022, between Mainz Biomed N.V. and Cantor Fitzgerald & Co.

3.1	Unofficial English Translation of Deed of Conversion (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 6-K, filed on November 12, 2021)

3.2	Unofficial English Translation of Deed of Amendment (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K, filed on December 20, 2022)

4.1*	Form of Warrant

4.2*	Form of Warrant Agreement

4.3*	Form of Unit

4.4*	Form of Amendment to Deed of Amendment

5.1+	Opinion of CMS Derks Star Busmann N.V.

5.2+	Opinion of Ortoli Rosenstadt LLP

23.1+	Consent of BF Borgers CPA PC for use of report for the Company

23.2+	Consent of CMS Derks Star Busmann N.V. (included in Exhibit 5.1)

23.3+	Consent of CMS Derks Star Busmann N.V. (included in Exhibit 5.2)

24.1	Power of Attorney (on signature page)

107+	Filing fee table

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K.

+	Filed herewith

ITEM 10. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on December 30, 2022.

MAINZ BIOMED N.V.

By:	/s/ Guido Baechler
Guido Baechler
Chief Executive Officer (Principal Executive Officer)

We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Guido Baechler and William Caragol, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Guido Baechler	Director and Chief Executive Officer	December 30, 2022
Guido Baechler

/s/ William Caragol	Chief Financial Officer	December 30, 2022
William Caragol	(Principal Financial Officer and Principal Accounting Officer)

/s/ Moritz Eidens		December 30, 2022
Moritz Eidens	Director

/s/ Nicole Holden		December 30, 2022
Nicole Holden	Director

/s/ Dr. Alberto Libanori		December 30, 2022
Dr. Alberto Libanori	Director

/s/ Hans Hekland		December 30, 2022
Hans Hekland	Director

/s/ Dr. Heiner Dreismann		December 30, 2022
Dr. Heiner Dreismann	Director

/s/ Gregory Tibbitts		December 30, 2022
Gregory Tibbitts	Director

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